EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SVI Holdings, Inc. on Form S-3 of our report dated July 13, 2000, appearing in the Annual Report on Form 10-K of SVI Holdings, Inc. for the year ended March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


San Diego, California
August 8, 2000